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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BIOSANTE PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2003

TO THE STOCKHOLDERS OF BIOSANTE PHARMACEUTICALS, INC.:

        The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc., a Delaware corporation, will be held on Friday, May 30, 2003, at 10:00 a.m., local time, at the American Airlines Admirals Club, Terminal 3, O'Hare International Airport, Chicago, Illinois, for the following purposes:

  1.
  To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

  2.
  To consider a proposal to approve our Amended and Restated 1998 Stock Plan.

  3.
  To consider a proposal to ratify the appointment of Deloitte & Touche L.L.P. as our independent auditors for the fiscal year ending December 31, 2003.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 25, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at BioSante's corporate offices beginning May 16, 2003 during normal business hours for examination by any stockholder registered on BioSante's stock ledger as of the record date, April 25, 2003, for any purpose germane to the annual meeting.

        It is important that your shares be represented and voted at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,

/s/ PHILLIP B. DONENBERG
Phillip B. Donenberg Secretary

May 1, 2003
Lincolnshire, Illinois

Important: The prompt return of your proxy card will save the company the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States or from Canada.

i

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 3)	21
Appointment of Auditors	21
Principal Accounting Fees	21
Financial Information Systems Design and Implementation Fees	21
All Other Fees	21
Vote Required	21
Board Recommendation	21
OTHER MATTERS	22
Section 16(a) Beneficial Ownership Reporting Compliance	22
Stockholder Proposals For 2004 Annual Meeting	22
Director Nominations	22
Other Business	22
Copies of 2002 Annual Report	22

ii

111 Barclay Boulevard
Lincolnshire, Illinois 60069

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
May 30, 2003

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time, Place and Purposes

        The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc. will be held on Friday, May 30, 2003, at 10:00 a.m., local time, at the American Airlines Admirals Club, Terminal 3, O'Hare International Airport, Chicago, Illinois, for the purposes set forth in the Notice of Meeting.

Stockholders Entitled to Vote

        Stockholders of record at the close of business on April 25, 2003 will be entitled to vote at the meeting. As of that date, there were 8,571,169 shares of our common stock and 466,602 shares of our class C special stock outstanding. Each share of our common stock and class C special stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

Proxies

        This proxy statement is being mailed to our stockholders beginning on or about May 1, 2003 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders.

        Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors, to mark, sign, date and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States or from Canada.

        Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the nominees for director listed in this proxy statement.

        The Board of Directors recommends that you vote FOR the approval of all of the proposals set forth in the Notice of Meeting and FOR all of the nominees for director listed in this proxy statement.

Revocation of Proxies

        Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

  •
  giving written notice of your revocation to our Secretary,

  •
  filing a duly executed proxy bearing a later date with our Secretary, or

  •
  appearing at the Annual Meeting and filing written notice of revocation with our Secretary prior to use of the proxy.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of BioSante's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. BioSante will promptly deliver a separate copy of either document to any stockholder upon written or oral request to BioSante's Investor Relations Department, BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500. Any stockholder who wants to receive separate copies of BioSante's Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact BioSante at the above address and phone number.

Quorum Requirement

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (4,285,585 shares) and a majority of the outstanding shares of our class C special stock (233,302 shares) as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock and shares of our class C special stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, (1) the election of the eight nominees for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class, and (2) the approval of each of the other proposals described in this proxy statement, requires the affirmative vote of the holders of a majority of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

        Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the eight nominees for directors listed in this proxy statement.

Proxy Solicitation Costs

        The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our capital stock.

Procedures at the Annual Meeting

        The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our bylaws will be considered.

        Only a natural person present at the Annual Meeting who is either a BioSante stockholder or is acting on behalf of a stockholder may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of April 1, 2003 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation Table on page 11 under the heading "Executive Compensation and Other Benefits," (3) each of our directors and (4) all of our executive officers and directors as a group.

        Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares the power to vote or to direct the voting of such shares or the power to dispose or direct the disposition of such shares. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole dispositive and voting power with respect to its shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

				Class C Special Stock
	Common Stock					Common Stock and Common Stock Equivalents	Percent of Total Voting Power(1)
Name
	Number		Percent	Number	Percent
Stephen M. Simes(2)	486,650	(3)	5.4%	—	—	486,650	5.2%
Louis W. Sullivan, M.D.(2).	15,000	(4)	*	100,000	21.4%	115,000	1.3%
Edward C. Rosenow III, M.D.(2)	12,500	(5)	*	—	—	12,500	*
Victor Morgenstern(2)	653,000	(6)	7.5%	—	—	653,000	7.1%
Fred Holubow(2)	133,750	(7)	1.6%	—	—	133,750	1.5%
Ross Mangano(2)	1,721,501	(8)	19.0%	—	—	1,721,501	18.1%
Angela Ho(2)	75,000	(9)	*	100,000	21.4%	175,000	1.9%
Peter Kjaer(2)	10,000	(10)	*	—	—	10,000	*
Phillip B. Donenberg(2)	113,809	(11)	1.3%	—	—	113,809	1.2%
Leah M. Lehman, Ph.D.(2)	223,665	(12)	2.6%	—	—	223,665	2.5%
Steven J. Bell, Ph.D.(2)	39,735	(13)	*	—	—	39,735	*
JO & Co.	1,396,004	(14)	15.6%	—	—	1,396,004	14.8%
Hans Michael Jebsen	425,000	(15)	4.9%	100,000	21.4%	525,000	5.8%
King Cho Fung	297,500	(16)	3.4%	62,500	13.4%	360,000	4.2%
Marcus Jebsen	175,000	(17)	2.0%	50,000	10.7%	225,000	2.5%
Avi Ben-Abraham, M.D.	1,042,980	(18)	12.2%	—	—	1,042,980	11.5%
All executive officers and directors as a group (11 persons)	3,484,611	(19)	35.2%	200,000	42.9%	3,684,611	35.5%

*
less than 1%.

(1)
In calculating the percent of total voting power, the voting power of shares of our common stock and shares of our class C special stock is combined.

(2)
Address: 111 Barclay Boulevard, Lincolnshire, Illinois 60069.

(3)
Mr. Simes' beneficial ownership includes 351,314 shares of common stock issuable upon exercise of stock options and 18,750 shares of common stock issuable upon exercise of warrants.

(4)
Dr. Sullivan's beneficial ownership includes 15,000 shares of common stock issuable upon exercise of a stock option.

(5)
Dr. Rosenow's beneficial ownership includes 12,500 shares of common stock issuable upon exercise of stock options.

(6)
Mr. Morgenstern's beneficial ownership includes: (1) 10,000 shares of common stock issuable upon exercise of a stock option, (2) 95,000 shares of common stock issuable upon exercise of warrants, (3) 32,500 shares of common stock issuable upon exercise of warrants and 130,000 shares of common stock held by Mr. Morgenstern's wife as trustee of the Morningstar Trust, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, (4) 10,000 shares of common stock issuable upon exercise of a warrant and 70,000 shares of common stock held by Mr. Morgenstern's wife, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, and (5) 25,000 shares of common stock issuable upon exercise of a warrant and 50,000 shares of common stock held by Resolute Partners L.P. Victor Morgenstern is managing director of Resolute Partners L.P.

(7)
Mr. Holubow's beneficial ownership includes: (1) 18,750 shares of common stock issuable upon exercise of warrants and 10,000 shares of common stock issuable upon exercise of a stock option and (2) 60,000 shares of common stock held by Panacea Fund, which Mr. Holubow is a Co-General Partner.

(8)
Mr. Mangano's beneficial ownership includes: (1) 10,000 shares of common stock issuable upon exercise of a stock option and 15,500 shares of common stock, (2) 375,000 shares of common stock issuable upon exercise of a warrant and 1,021,004 shares of common stock held by JO & Co., of which Mr. Mangano is President, and (3) an aggregate of 199,999 shares of common stock and an aggregate of 99,998 shares of common stock issuable upon exercise of warrants held in various accounts, of which Mr. Mangano is an advisor and/or a trustee. Mr. Mangano has sole voting and dispositive power over these shares. See note (14) below.

(9)
Ms. Ho's beneficial ownership includes 15,000 shares of common stock issuable upon exercise of stock options.

(10)
Mr. Kjaer's beneficial ownership includes 10,000 shares of common stock issuable upon exercise of a stock option.

(11)
Mr. Donenberg's beneficial ownership includes 106,813 shares of common stock issuable upon exercise of stock options and 625 shares of common stock issuable upon exercise of a warrant.

(12)
Dr. Lehman's beneficial ownership includes 53,415 shares of common stock issuable upon exercise of a stock option and 18,750 shares of common stock issuable upon exercise of a warrant.

(13)
Dr. Bell's beneficial ownership includes 37,172 shares of common stock issuable upon exercise of stock options and 187 shares of common stock issuable upon exercise of a warrant.

(14)
Includes 375,000 shares of common stock issuable upon exercise of a warrant. Ross Mangano, a director of BioSante, has sole voting and dispositive power over these shares. See note (8) above. The address for JO & Co. is 112 West Jefferson Boulevard, Suite 613, South Bend, Indiana 46634.

(15)
Mr. Jebsen's beneficial ownership includes 75,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen's address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(16)
Mr. Fung's beneficial ownership includes 75,000 shares of common stock issuable upon exercise of a warrant. Mr. Fung's address is c/o SP 2, 15/F, 46 Lyndhurst Terrace, Central Hong Kong.

(17)
Mr. Jebsen's beneficial ownership includes 25,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen's address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(18)
Dr. Ben-Abraham's address is 22 Maskit Street, Suite MB-12550, Lumir Bldg., Herzelya Pituach, 46733, Israel.

(19)
The amount beneficially owned by all current directors and executive officers as a group includes 783,276 shares issuable upon exercise of warrants and stock options held by these individuals and 1,289,999 shares and 542,499 shares issuable upon exercise of warrants held by entities and individuals affiliated with these individuals. See notes (6), (8) and (14) above.

ELECTION OF DIRECTORS

(Proposal 1)

Number of Directors

        Our bylaws provide that the Board of Directors will consist of at least one member, or such other number as may be determined by the Board of Directors or stockholders at an annual or special meeting. The Board of Directors has fixed the number of directors at eight.

Nominees for Director

        The Board of Directors has nominated the following individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

  •
  Louis W. Sullivan, M.D.

  •
  Stephen M. Simes

  •
  Victor Morgenstern

  •
  Fred Holubow

  •
  Ross Mangano

  •
  Edward C. Rosenow III, M.D.

  •
  Angela Ho

  •
  Peter Kjaer

        Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is eight.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock represented in person or by proxy at the Annual Meeting, voting together as a single class.

Board Recommendation

        The Board of Directors recommends a vote FOR the election of all of the nominees named above.

        If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board's discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

        The following table sets forth the name, age and principal occupation of each nominee for director, as of April 1, 2003, as well as how long each nominee has served as a director of BioSante.

Name of Nominee	Age	Principal Occupation	Director Since
Louis W. Sullivan, M.D.(1)(2)(3)(4)	69	President Emeritus of the Morehouse School of Medicine and Chairman of the Board of Directors of BioSante	1996
Stephen M. Simes	51	Vice Chairman, President and Chief Executive Officer of BioSante	1998
Victor Morgenstern(2)(3)	60	Chairman of the Board of Trustees of The Oakmark Funds and Managing Director of Resolute Partners L.P.	1999
Fred Holubow(3)(4)	64	Vice President of Pegasus Associates	1999
Ross Mangano(1)(3)	57	President of Oliver Estate, Inc.	1999
Edward C. Rosenow III, M.D.(3)(4)	68	Master Fellow of the American College of Physicians and the American College of Chest Physicians	1997
Angela Ho(2)(3)	50	Vice Chairman and Chief Managing Officer of Jet-Asia Ltd.	1998
Peter Kjaer(1)(3)	42	President and Chief Executive Officer of Jet-Asia Ltd.	1999

(1)
Member of the Audit and Finance Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Governance Committee

(4)
Member of the Scientific Review Committee

Other Information About Board Nominees

        The Honorable Louis W. Sullivan, M.D. has been our Chairman of the Board of Directors since March 1998 and has been a director of our company since its formation. Dr. Sullivan served as

Secretary of Health and Human Services in the cabinet of President George H.W. Bush from 1989 to 1993. Since retiring from the Bush Administration, Dr. Sullivan has been associated with the Morehouse School of Medicine in Atlanta, Georgia. Currently, he serves as President Emeritus and he previously served as President and Dean of the School from 1981 to 1985 and as President from 1985 to 1989 and from 1993 to 2002. Since 1993, Dr. Sullivan has served and continues to serve on the Boards of several large U.S. corporations, including 3M Corp., Bristol-Myers Squibb Company, Cigna Corporation, Georgia Pacific Corp., Equifax Inc. and United Therapeutics Corporation.

        Stephen M. Simes has served as our Vice Chairman, President and a director of our company since January 1998 and Chief Executive Officer since March 1998. From October 1994 to January 1997, Mr. Simes was President, Chief Executive Officer and a director of Unimed Pharmaceuticals, Inc., a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. From 1989 to 1993, Mr. Simes was Chairman, President and Chief Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets. In 1993, Gynex was acquired by Bio-Technology General Corp., and from 1993 to 1994, Mr. Simes served as Senior Vice President and director of Bio-Technology General Corp. Mr. Simes' career in the pharmaceutical industry started in 1974 with G.D. Searle & Co.

        Victor Morgenstern was elected a director of our company in July 1999. Mr. Morgenstern has more than 32 years of investment experience and is the Chairman of the Board of Trustees of The Oakmark Funds, an open-end registered investment company and serves as managing director of Resolute Partners L.P. and Chairman and principal of Valor Equity Partners, LLC, a private equity fund. He is a trustee of the Illinois Institute of Technology.

        Fred Holubow was elected a director of our company in July 1999. Mr. Holubow has been a Vice President of Pegasus Associates since he founded Pegasus in 1982. Pegasus Associates is currently an operating division of William Harris Investors, a registered investment advisory firm. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow has served on the Board of Directors for ThermoRetec Corporation, Bio-Technology General Corp., Gynex Pharmaceuticals, Inc. and Unimed Pharmaceuticals, Inc.

        Ross Mangano was elected a director of our company in July 1999. Mr. Mangano has been the President and a director of Oliver Estate, Inc., a management company specializing in investments in public and private companies, since 1971. He serves as a director for Blue Chip Casino, Inc., Orchard Software Corporation, Mego Financial Corp. and U.S. RealTel Inc.

        Edward C. Rosenow, III, M.D. has been a director of our company since November 1997. Dr. Rosenow is a Master Fellow of the American College of Physicians as well as Master Fellow the American College of Chest Physicians. Dr. Rosenow was the Arthur M. and Gladys D. Gray Professor of Medicine at the Mayo Clinic from 1988 until his recent retirement. Beginning with his residency in 1960, Dr. Rosenow has worked at the Mayo Clinic in many professional capacities including as a Consultant in Internal Medicine (Thoracic Diseases) from 1966 to 1996, an Assistant Professor, Associate Professor and Professor of Medicine at the Mayo Clinic Medical School, President of the Mayo Clinic Staff in 1986, and Chair of the Division of Pulmonary and Critical Care Medicine from 1987 to 1994. Dr. Rosenow has also served as a consultant to NASA, space station FREEDOM at the Johnson Space Center in Houston, Texas from 1989 to 1990 and as the President of the American College of Chest Physicians from 1989 to 1990. In 1998, he received the Mayo Distinguished Alumnus Award.

        Angela Ho has been a director of our company since June 1998. Ms. Ho has been the Vice Chairman and Chief Managing Officer of Jet-Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996. From June 1996 to June 1998, Ms. Ho was the President of Ho Galleries Ltd., a New York art gallery.

        Peter Kjaer has been a director of our company since July 1999. Mr. Kjaer has been President and Chief Executive Officer of Jet-Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996. From April 1989 to July 1996, Mr. Kjaer was the General Manager and a director of the Gallery of Contemporary Living Ltd., a Hong Kong-based art gallery.

Information About the Board of Directors and its Committees

        The Board of Directors met four times during 2002. All of the directors attended 100% of the meetings of the Board of Directors during 2002.

        The Board of Directors has an Audit and Finance Committee, Compensation Committee, Nominating and Governance Committee and Scientific Review Committee. The Board of Directors and each board committee is in the process of reviewing its respective membership and committee charters as the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission are finalized and become effective.

        Audit and Finance Committee.    The Audit and Finance Committee provides assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to our accounting, auditing, operating and reporting practices, and reviews our annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. The Audit and Finance Committee consisted of Mr. Kjaer, Dr. Sullivan and Mr. Mangano. Each of these individuals is "independent" as defined under the National Association of Securities Dealers listing standards. In addition, each of these individuals is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one of these individuals has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Audit and Finance Committee met twice during 2002. All of the committee members attended 100% of the meetings of the Audit and Finance Committee during 2002.

        Compensation Committee.    The Compensation Committee:

  •
  reviews general programs of compensation and benefits for all of our employees;

  •
  makes recommendations to the Board of Directors concerning matters such as compensation to be paid to our officers and directors; and

  •
  administers our stock plan, pursuant to which stock options may be granted to our eligible employees, officers, directors and consultants.

        The Compensation Committee consisted of Dr. Sullivan, Mr. Morgenstern and Ms. Ho. The Compensation Committee met four times during 2002. All of the committee members attended 75% or more of the meetings of the Compensation Committee during 2002.

        Nominating and Governance Committee.    The primary functions of the Nominating and Governance Committee are to develop and recommend corporate governance principles, to identify and recommend individuals qualified to become members of our Board and to develop and oversee the annual Board and Board Committee evaluation process. As a part of this review of our committee structure, our Board will review, revise and create each of our committee charters, establishing new independence standards and refining the authority and responsibilities of each committee. The Nominating and Governance Committee consisted of Dr. Sullivan, Mr. Mangano, Mr. Morgenstern, Mr. Holubow, Dr. Rosenow, Mr. Kjaer and Ms. Ho. Since the Nominating and Governance Committee

was organized in October 2002, the Nominating and Governance Committee did not have an opportunity to meet in 2002.

        Scientific Review Committee.    The Scientific Review Committee assists in evaluating potential new licenses or new products. The Scientific Review Committee consisted of Dr. Sullivan, Mr. Holubow and Dr. Rosenow. The Scientific Review Committee did not meet during 2002 but as part of our Board was presented with and evaluated in-licenses and scientific progress.

Director Compensation

        Each of our non-employee directors are paid a $10,000 annual retainer to be paid in shares of our common stock and $1,000 for each board or committee meeting attended in person and $500 for each board or committee meeting attended via telephone to be paid in shares of our common stock. All of our directors are reimbursed for travel expenses for attending meetings.

Audit and Finance Committee Report

        Notwithstanding anything to the contrary set forth in any of BioSante's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

        The Audit and Finance Committee has reviewed and discussed BioSante's audited financial statements for the fiscal year ended December 31, 2002 with BioSante's management. The Audit and Finance Committee has discussed with Deloitte & Touche L.L.P., BioSante's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee has received the written disclosures and the letter from Deloitte & Touche L.L.P. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit and Finance Committee has discussed the independence of Deloitte & Touche L.L.P. with them.

        Based on the Audit and Finance Committee's review and discussions noted above, the Audit and Finance Committee recommended to our Board of Directors that BioSante's audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

  Audit and Finance Committee
  Peter Kjaer, Chairman
  Louis W. Sullivan, M.D.
  Ross Mangano

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Other Compensation

        The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and our executive officers, who received or earned cash and non-cash salary and bonus of more than $100,000, for the fiscal year ended December 31, 2002.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Stephen M. Simes Vice Chairman, President and Chief Executive Officer	2002 2001 2000	$308,000 291,500 275,000	$92,400 131,175 150,000	(1) (1)	108,507 71,407 0	$44,585 18,388 29,317	(2) (2) (2)
Phillip B. Donenberg Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	158,300 150,000 127,000	28,494 45,000 42,000	(3) (3)	37,564 21,547 0	13,759 13,592 13,286	(4) (4) (4)
Leah M. Lehman, Ph.D. Vice President, Clinical Development	2002 2001 2000	190,000 180,000 —	34,200 54,000 —	(5)	79,071 50,000 —	12,700 12,450 —	(6) (6)
Steven J. Bell, Ph.D. Vice President, Research and Pre-Clinical Development	2002 2001 2000	120,000 102,000 91,521	21,600 30,000 26,000	(7)	33,025 5,000 0	11,500 11,250 11,250	(8) (8) (8)

(1)
Represents a cash bonus of ($46,200 in 2002 and $75,000 in 2000) and a stock award of 19,660 shares of common stock valued at $46,200 in 2002 and 125,000 shares of common stock valued at $75,000 in 2000.

(2)
Represents an auto allowance ($12,000 in 2002, $12,000 in 2001 and $12,000 in 2000), a 401(k) matching contribution ($6,000 in 2002, $5,250 in 2001 and $5,250 in 2000) and insurance premiums and taxes associated with the premiums ($26,585 in 2002, $1,138 in 2001 and $12,067 in 2000).

(3)
Represents a cash bonus of ($14,247 in 2002 and $30,000 in 2000) and a stock award of 6,603 shares of common stock valued at $14,247 in 2002 and 20,000 shares of common stock valued at $12,000 in 2000.

(4)
Represents an auto allowance ($7,200 in 2002, $7,200 in 2001 and $7,200 in 2000), a 401(k) matching contribution ($5,500 in 2002, $5,250 in 2001 and $5,250 in 2000) and insurance premiums paid and taxes associated with the premiums ($1,059 in 2002, $1,142 in 2001 and $836 in 2000).

(5)
Represents a cash bonus of $17,100 in 2002 and a stock award of 7,277 shares of common stock valued at $17,100 in 2002.

(6)
Represents an auto allowance of ($7,200 in 2002 and $7,200 in 2001) and a 401(k) matching contribution of ($5,500 in 2002 and $5,250 in 2001).

(7)
Represents a cash bonus of $20,000 and a stock award of 10,000 shares of common stock valued at $6,000.

(8)
Represents an auto allowance ($6,000 in 2002, $6,000 in 2001 and $6,000 in 2000) and a 401(k) matching contribution ($5,500 in 2002, $5,250 in 2001 and $5,250 in 2000).

Option Grants in Last Fiscal Year

        The following table summarizes option grants during the fiscal year ended December 31, 2002 to or by each of the executive officers named in the Summary Compensation Table on page 10.

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price ($ Per Share)		Expiration Date
Stephen M. Simes	108,507	(2)	33.17%			$3.40	9/26/12
Phillip B. Donenberg	37,564	(2)	11.48%			$3.40	9/26/12
Leah M. Lehman, Ph.D.	40,000 39,071	(3) (2)	12.23 11.94	% %	$ $	5.30 3.40	3/7/12 9/26/12
Steven J. Bell, Ph.D.	20,000 13,025	(3) (2)	6.11 3.98	% %	$ $	5.30 3.40	3/7/12 9/26/12

(1)
All of the options granted to the individuals in this table were granted under our Amended and Restated 1998 Stock Option Plan.

(2)
This option vests in equal quarterly installments over three years so long as the executive officer remains employed by us at that date. To the extent not already exercisable, this option becomes immediately exercisable in full upon certain changes in control of our company and remains exercisable for the remainder of its term.

(3)
This option vests annually over three years so long as the executive officer remains employed by us at that date. To the extent not already exercisable, this option becomes immediately exercisable in full upon certain changes in control of our company and remains exercisable for the remainder of its term.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes the number and value of options held by each of the executive officers named in the Summary Compensation Table on page 10 at December 31, 2002. None of these executive officers exercised any stock options during 2002.

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Simes	324,420	141,119	$224,115	$0
Phillip B. Donenberg	98,296	47,003	67,504	0
Leah M. Lehman, Ph.D	33,096	95,975	0	0
Steven J. Bell, Ph.D.	27,752	35,273	6,235	0

(1)
Value based on the difference between the fair market value of one share of our common stock at December 31, 2002 ($3.35), and the exercise price of the options ranging from $2.30 to $6.70 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Employment Agreements

Simes Employment Agreement

        In January 1998, we entered into a letter agreement with Stephen M. Simes pursuant to which Mr. Simes serves as our Vice Chairman, President and Chief Executive Officer. The term of this agreement continues until December 31, 2005, after which time the term will be automatically extended for three additional years unless on or before October 1 immediately preceding the extension, either party gives written notice to the other of the termination of the agreement. Under the letter agreement, Mr. Simes is entitled to receive an annual performance bonus of up to 50% of his then base salary if certain performance criteria are met. If Mr. Simes is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. In addition, Mr. Simes will receive health and dental benefits from BioSante during any severance period. Mr. Simes is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Donenberg Employment Agreement

        In June 1998, we entered into a letter agreement with Phillip B. Donenberg pursuant to which Mr. Donenberg serves as our Chief Financial Officer. The term of this agreement continues until either party gives 30 days written notice to the other of the termination of the agreement. Under the letter agreement, Mr. Donenberg is entitled to receive an annual performance bonus of up to 30% of his then base salary if certain performance criteria are met. If Mr. Donenberg is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. In addition, Mr. Donenberg will receive health and dental benefits from BioSante during any severance period. Mr. Donenberg is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Employment Agreements with Other Executive Officers

        We have entered into employment agreements with each of our other executive officers, Leah M. Lehman, Ph.D. and Steven J. Bell, Ph.D. These agreements provide for a fixed salary which may be adjusted from time to time by the Chief Executive Officer and the Compensation Committee of the Board. In addition, BioSante may pay Dr. Lehman and Dr. Bell an annual performance bonus of up to a maximum of 30% of their then base salary. The term of each of these employment agreements is for one year and will renew automatically every year unless either party gives the other party written notice of termination at least 30 days prior to the end of the then term of the agreement. If the executive officer's employment is terminated as a result of death or disability, by BioSante without cause or by the executive officer for good reason, the officer will be entitled to a severance payment in an amount equal to his or her base salary for the shorter of (a) 12 months or the date upon which Dr. Lehman obtains full-time employment or a consulting position with another company and (b) 6 months or the date upon which Dr. Bell obtains full-time employment or a consulting position with another company. In addition, the executive officer will receive health and dental benefits from BioSante during any severance period. Dr. Lehman and Dr. Bell are also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Change in Control Arrangements

        Under our Amended and Restated 1998 Stock Option Plan, options granted under that plan will become fully exercisable following certain changes in control of our company, such as:

  •
  the sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation that is not controlled by us;

  •
  the approval by our stockholders of any plan or proposal for the liquidation or dissolution of our company;

  •
  certain merger or business combination transactions;

  •
  more than 50% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

  •
  certain changes in the composition of our Board of Directors.

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

September 2002 Offering

        In connection with our September 2002 best-efforts, self-underwritten public offering of our common stock, we sold an aggregate of 2,250,000 shares of our common stock for $2.00 per share for an aggregate purchase price of $4.5 million, to accredited investors, including certain existing stockholders, directors and officers. Stephen M. Simes, including his trust and his sons, purchased an aggregate of 50,201 shares of common stock, Phillip B. Donenberg purchased 500 shares of common stock, Leah M. Lehman, Ph.D. purchased 114,000 shares of common stock, Victor Morgenstern, through his son, an affiliated trust and his wife, purchased an aggregate of 115,000 shares of common stock, Fred Holubow and an affiliated LLC, purchased an aggregate of 67,500 shares of common stock and Ross Mangano, through an affiliated entity, purchased 241,004 shares of common stock.

Other Agreements with Affiliates

        In January 2001, we entered into a consulting agreement with Scientific Research Development Corporation, a company owned and operated by Ronald B. McCright, Ph.D., the husband of Leah M. Lehman, Ph.D., an executive officer of BioSante. Under the agreement, Scientific Research Development Corporation provides us with database and statistical programming, database management, medical writing and project management services. In consideration for such services, we paid Scientific Research Development Corporation an aggregate of approximately $130,616 during the fiscal year ended December 31, 2002. This agreement expired on December 31, 2002.

PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 1998 STOCK PLAN

(Proposal 2)

Proposed Amended and Restated 1998 Stock Plan

        On December 8, 1998, the Board of Directors adopted our 1998 Stock Option Plan, and on July 13, 1999 our stockholders approved the plan. On March 19, 2003, the Board of Directors amended the plan, subject to stockholder approval, to:

  •
  change the name of the plan to the "Amended and Restated 1998 Stock Plan";

  •
  increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares, from 1,000,000 shares to 2,000,000 shares;

  •
  add additional equity compensation features that permit the granting of stock awards and stock units in addition to stock options;

  •
  delete the provisions required by the Canadian Venture Exchange since BioSante's common stock is no longer listed on such exchange;

  •
  delete the requirement that the exercise price of non-statutory options must be at least 85% of the fair market value of one share of BioSante common stock on the date of grant of such option;

  •
  permit the transfer of options and other incentive awards to certain family members as permitted under the federal securities laws; and

  •
  effect certain other changes.

        You are being asked to approve the Amended and Restated 1998 Stock Plan incorporating these amendments at the Annual Meeting.

Purpose of the Amended and Restated 1998 Stock Plan

        Providing stock incentive awards under our plan is an important element in our overall success. In general, the Board of Directors believes that equity-based incentives align the interests of our management and employees with those of our stockholders. In addition, providing incentive awards under the plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board of Directors believes is necessary for the achievement of our goals. Given the intense competition for such personnel, the Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as stock options and stock awards, is particularly important in attracting and retaining qualified candidates. The purpose of the amendment to increase the number of shares of BioSante common stock is to enable BioSante's Board of Directors to continue to grant stock options and other stock incentive awards under the plan.

        The Board of Directors decided to add a stock award feature to the plan to permit the Compensation Committee to award shares of BioSante common stock to eligible recipients. During the past couple of years, the Board of Directors has paid 50% of the annual bonus of the executive officers in shares of BioSante common stock. Because the 1998 Stock Option Plan does not permit the outright grant of BioSante common stock, these executive officers received shares that are considered "restricted securities" under the federal securities laws. If the Amended and Restated 1998 Stock Plan is approved by BioSante's stockholders, the Board of Directors will be able to use the stock award feature of the plan to pay the executive officers their stock portion of their annual bonuses. The Board of Directors also intends to use the stock award feature to compensate its directors. As discussed under the heading "Director Compensation", BioSante's non-employee directors will receive a $10,000 annual retainer and $1,000 for each board and committee meeting attended in person and $500 for each board and committee meeting attended via telephone, all of which are to be paid in shares of BioSante common stock. The stock award feature will permit these shares to be issued under the 1998 Stock Plan.

        The Board of Directors also decided to add a stock unit feature to the plan. The stock unit feature combined with a new deferred compensation plan that the Board of Directors is considering to adopt permits BioSante's non-employee directors and executive officers to defer the receipt of their stock compensation for tax purposes. Absent the deferral of their stock compensation, BioSante's directors and executive officers would be required to pay income tax immediately on the fair market value of the stock compensation they receive. Directors and executive officers of BioSante who take advantage of the deferred compensation plan will receive their shares of BioSante common stock at some future date and pay their income tax at that time.

        The primary purpose of the other amendments to the plan is to give the Board of Directors more flexibility in granting incentive awards under the plan.

Summary of the Amended and Restated 1998 Stock Plan

        A general description of the material terms of the proposed Amended and Restated 1998 Stock Plan is set forth below. A copy of the plan marked to show changes from the 1998 Stock Option Plan is included as Exhibit A to this proxy statement.

        Purpose of the Plan.    The plan's purpose is to advance our interests and the interests of our stockholders by enabling us to attract and retain talented persons by providing an incentive to these individuals through equity participation in BioSante and also rewarding individuals who contribute to the achievement of our economic objectives.

        Eligible Participants.    All employees, including officers and directors who are also employees, of BioSante and any non-employee director, individual consultant and independent contractor of BioSante, other than consultants and independent contractors providing services in connection with the offer or sale of securities in a capital raising transaction or who directly or indirectly promote or maintain BioSante's securities, who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the plan. On April 1, 2003, approximately 20 individuals (employees and directors) were eligible to receive options under the plan.

        Participants may be granted one or more incentive awards. The incentive awards will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the plan. All incentive awards are deemed granted as of the date specified in the Compensation Committee's resolution, which will be the date of the participant's incentive award agreement, if any.

        Administration.    The Compensation Committee of the Board of Directors administers the plan. The Compensation Committee has the authority to determine all terms and conditions of incentive awards as long as they are consistent with the terms of the plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any amendment or modification, however, must be permitted by the plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

        Stock Subject to the Plan.    The amendment to the plan proposed would increase the number of shares of common stock specifically reserved for issuance under the plan from 1,000,000 to 2,000,000 shares.

        As of December 31, 2002, no shares of common stock had been issued upon the exercise of incentive awards granted under the plan, and options to purchase 997,300 shares of common stock were outstanding. Accordingly, 2,700 shares remained available for future grant under the plan as of that date. Assuming approval of an increase of 1,000,000 shares to the plan, 1,002,700 shares would be available for future grants.

        The following points describe how our Compensation Committee determines the number of shares of common stock available for issuance under our plan at any point in time.

  •
  Outstanding incentive awards, stock units or other awards—reduces the maximum number of shares available for issuance.

  •
  Shares issued upon exercise or vesting of outstanding incentive awards, stock units or other awards—reduces the maximum number of shares available for issuance.

  •
  Incentive awards, stock units or other awards terminate unexercised or unvested—shares become available again for issuance.

  •
  We pay for the incentive awards, stock units or other awards, in cash, not common stock—shares become available again for issuance.

        In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in our corporate structure or our shares, appropriate adjustments will be made to the number and kind of shares reserved under the plan and under outstanding incentive awards and to the exercise price of outstanding options. The share numbers and exercise prices reflected in this proxy statement reflect the effect of our one-for-ten reverse stock split effective May 31, 2002.

        Options.    The plan provides for the grant to employees, officers, directors, consultants and independent contractors of our company of options to purchase shares of common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-statutory options that do not qualify as incentive stock options. An option provides the optionee with the opportunity to purchase a specified number of shares of common stock at a predetermined price for a specific period of time.

        Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. For purposes of the plan, the fair market value of the common stock is the closing bid price as reported by the Over-the-Counter Bulletin Board. On April 1, 2003, the closing bid price of a share of our common stock on the OTC Bulletin Board was $1.85.

        Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not be exercisable after 10 years from their date of grant.

        The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or previously acquired upon a partial stock option exercise) and owned for over six months, or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

        Stock Award. A stock award is an award of shares of common stock under the plan that will be subject to such terms and conditions consistent with the other provisions of the plan as may be determined by the Compensation Committee. Generally, the participant will have all voting, dividend, liquidation and other rights with respect to the shares of common stock issued to a participant as a stock award under the plan.

        Stock Unit. A stock unit is a bookkeeping entry representing the equivalent of one share of common stock that is payable in the form of common stock, cash or any combination of an incentive award. The stock unit feature of the plan combined with a new deferred compensation plan that the Board of Directors is considering to adopt permits BioSante's non-employee directors and executive officers to defer the receipt of their stock compensation for tax purposes.

        Effect of Change in Control.    We refer you to "Executive Compensation and Other Benefits—Change in Control Arrangements" for discussion regarding the effects of a "change in control" on incentive awards granted under the plan.

        Effect of Termination of Employment on Service.    If a participant's employment or other service with BioSante terminates by reason of death or disability, all outstanding options will remain exercisable to the extent then exercisable for a period of six months after termination, but in no event after their original expiration date and all stock awards, to the extent applicable, will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in any agreement evidencing the stock award. If a participant's employment or other service with BioSante is terminated by reason of retirement, all outstanding options will remain exercisable to the extent then exercisable for a period of three months after termination, but in no event after their original expiration date and all stock awards, to the extent applicable, will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in any agreement evidencing the stock award.

        If a participant's employment or other service with us is terminated for any other reason, other than for cause, all outstanding incentive awards will remain exercisable to the extent then exercisable for a period of three months after termination.

        If a participant's employment or other service with us is terminated for cause, all outstanding options will immediately terminate without notice and all stock awards, to the extent applicable, will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in any agreement evidencing such stock award.

        The Board of Directors may, in our discretion, modify these post-termination provisions, provided that no incentive award may remain exercisable beyond its expiration date.

        Amendment of Plan.    The Board of Directors may suspend or terminate the plan or any portion thereof at any time, and may amend the plan from time to time to conform the plan to any change in applicable laws or regulations or in any other respect the Board of Directors may deem to be in the best interests of BioSante.

        The Board of Directors may not, however, make an amendment to the plan without stockholder approval if stockholder approval is required under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 422 of the Internal Revenue Code or the rules of any exchange, Nasdaq or similar regulatory body, if applicable at that time to BioSante. Furthermore, the Board of Directors cannot make any modification to the plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

        Termination.    The plan will terminate at midnight on December 8, 2008, unless terminated earlier by the Board of Directors. No incentive awards may be granted after such termination. Incentive awards outstanding upon termination of the plan may continue to be exercised or become free of restrictions according to their terms.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of BioSante or to any individual participant who receives an incentive award under the plan.

        Incentive Stock Options.    There will not be any federal income tax consequences to either the participant or BioSante as a result of the grant to an employee of an incentive stock option under the plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to BioSante or the participant, except that:

  •
  an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and

  •
  the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below.

        Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

        When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between:

  •
  the amount the participant realized on disposition of the shares, and

  •
  the option price at which the participant acquired the shares.

        We are not entitled to any compensation expense deduction under these circumstances.

        If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the incentive stock option, or the amount realized on the disposition of the shares exceeds the option price for the shares.

        We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

        Non-Statutory Stock Options.    Neither the participant nor BioSante incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between:

  •
  the fair market value of the shares purchased, determined on the date of exercise, and

  •
  the consideration paid for the shares.

        The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

        At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

        In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

        Stock Awards.    With respect to shares issued pursuant to a stock award, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

        Excise Tax on Parachute Payments.    The Internal Revenue Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of BioSante may constitute parachute payments, and in certain cases, "excess parachute payments."

        Section 162(m).    Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the plan will be subject to this limit.

Incentive Awards Under the Plan

        Incentive awards granted in the future under the plan are within the discretion of the Compensation Committee and therefore cannot be ascertained at this time. No incentive awards have been granted that are subject to approval by our stockholders of the proposed Amended and Restated 1998 Stock Plan. As discussed above, however, it is intended that each of the non-employee directors will receive $10,000 in stock awards as their annual retainer and will receive $1,000 in stock awards for each board and committee meeting attended in person and $500 in stock awards for each board and committee meeting attended via telephone.

        The table below summarizes outstanding options under our plan as of December 31, 2002 held by the persons or groups listed below. The options granted in fiscal year 2002 to the Named Executive

Officers are also disclosed in the Summary of Compensation Table on page 11 and the option grants in Last Fiscal Year on page 12.

Name and Position	Number of Shares Underlying Options
Stephen M. Simes	465,539
Phillip B. Donenberg	145,299
Leah M. Lehman, Ph.D.	129,071
Steven J. Bell, Ph.D.	63,025

Executive Group	802,934
Non-Executive Director Group	82,500
Non-Executive Employee Group	111,866

Total	997,300

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes securities authorized for issuance under our equity compensation plans as of December 31, 2002.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	997,300	$3.74	2,700
Equity compensation plans not approved by security holders	0	N/A	0

Total	997,300	$3.74	2,700

        Our only equity compensation plan is the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Option Plan, which has been approved by BioSante's stockholders, and which as discussed above is proposed to be changed to the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan. We do not have any other equity compensation plans.

Vote Required

        The affirmative vote of the holders of a majority of the shares of our common stock and class C special stock, present in person or by proxy on this matter at the Annual Meeting, voting together as a single class, is necessary for approval of the Amended and Restated 1998 Stock Plan.

Board Recommendation

        The Board of Directors recommends that you vote FOR approval of the Amended and Restated 1998 Stock Plan.

RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS

(Proposal 3)

Appointment of Auditors

        The Board of Directors has appointed Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2003. Deloitte & Touche L.L.P. has acted as our independent auditors since January 1999. Prior to that date, Deloitte & Touche, C.A. in Canada acted as our independent auditors since our inception in August 1996.

        Although it is not required to do so, the Board of Directors wishes to submit the selection of Deloitte & Touche L.L.P. to the stockholders for ratification. If you do not ratify the appointment of Deloitte & Touche L.L.P., another firm of independent auditors will be considered by the Board of Directors.

        Representatives of Deloitte & Touche L.L.P. will be present at the Annual Meeting via telephone, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Fees

        Aggregate audit and quarterly review audit fees of $33,000 were billed to BioSante for the fiscal year ended December 31, 2002 by BioSante's principal accounting firm, Deloitte & Touche L.L.P., the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte).

Financial Information Systems Design and Implementation Fees

        Deloitte did not render any services to us in 2002 with respect to financial information systems design and implementation.

All Other Fees

        Deloitte's fees for all other services rendered to us during 2002 were $15,250, all of which were audit-related fees. These other audit-related services consisted of review of registration statements and issuance of consents. The Audit and Finance Committee has considered whether the provision of these services is compatible with maintaining Deloitte's independence and has determined that it is.

Vote Required

        The affirmative vote of the holders of a majority of the shares of our common stock and class C special stock, present in person or by proxy on this matter at the Annual Meeting, voting together as a single class, is necessary for the ratification of Deloitte & Touche L.L.P., as our independent auditors for the year ending December 31, 2003.

Board Recommendation

        The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2003.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

        All Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended December 31, 2002.

Stockholder Proposals For 2004 Annual Meeting

        Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before December 31, 2003 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

        Any other stockholder proposals to be presented at the next Annual Meeting of Stockholders must be given in writing to our Secretary and received at our principal executive offices not less than 90 nor more than 120 days prior to the first year anniversary of the date we mailed our proxy statement in connection with our 2002 Annual Meeting. The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Secretary.

Director Nominations

        In accordance with procedures set forth in our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Secretary, as provided above. The notice must set forth, among other things:

  •
  The nominee's name, age, business address and residence address.

  •
  The nominee's principal occupation or employment.

  •
  The class and number of shares of BioSante capital stock which are beneficially owned by the nominee. Name and record address of, and number of shares of BioSante common stock held by, the stockholder making the nomination.

  •
  Any other information concerning the nominee required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors.

Other Business

        Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Copies of 2002 Annual Report

        We have sent to each of our stockholders a copy of our Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2002. We will furnish a copy of any exhibit to our

Form 10-KSB upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.

        This request should be sent to:

  BioSante Pharmaceuticals, Inc.
  111 Barclay Boulevard
  Lincolnshire, IL 60069
  Attn: Stockholder Information

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock and class C special stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States or from Canada.

By Order of the Board of Directors,

/s/ STEPHEN M. SIMES
Stephen M. Simes Vice Chairman, President and Chief Executive Officer

May 1, 2003
Lincolnshire, Illinois

This Proxy is solicited by the Board of Directors

        The undersigned hereby appoints Stephen M. Simes and Phillip B. Donenberg and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of capital stock of BioSante Pharmaceuticals, Inc. held of record by the undersigned on April 25, 2003, at the Annual Meeting of Stockholders to be held on May 30, 2003, or any adjournment thereof.

☒ Please mark your votes as in this example.

1.
ELECTION OF DIRECTORS

  (INSTRUCTION: To vote for any individual nominee check the box next to the nominee's name, to vote against any individual nominee check the withhold box next to the nominee's name.

FOR	WITHHOLD	NOMINEE
☐	☐	Louis W. Sullivan, M.D.
☐	☐	Victor Morgenstern
☐	☐	Ross Mangano
☐	☐	Angela Ho
☐	☐	Stephen M. Simes
☐	☐	Fred Holubow
☐	☐	Edward C. Rosenow III, M.D.
☐	☐	Peter Kjaer
2.
AMENDED AND RESTATED 1998 STOCK PLAN

        Proposal to approve Amended and Restated 1998 Stock Plan.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

3.
RATIFICATION OF AUDITORS

        Proposal to ratify the appointment of Deloitte & Touche L.L.P. as independent auditors for the fiscal year ending December 31, 2003.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

4.
In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2003
Signature
Signature if held jointly

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

TABLE OF CONTENTS
INFORMATION CONCERNING THE ANNUAL MEETING
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE COMPENSATION AND OTHER BENEFITS
RELATED PARTY RELATIONSHIPS AND TRANSACTIONS
PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 1998 STOCK PLAN (Proposal 2)
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 3)
OTHER MATTERS